For additional information, contact:
T. Heath Fountain
President & CEO
(229) 426-6000 (Ext 6012)

COLONY BANKCORP NAMES LEONARD H. BATEMAN, JR.
EXECUTIVE VICE PRESIDENT AND CHIEF CREDIT OFFICER

FITZGERALD, GA. (May 15, 2020) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”), the bank holding company for Colony Bank (the “Bank”), today announced that Leonard H. (“Lenny”) Bateman, Jr. has been named Executive Vice President and Chief Credit Officer of the Company, effective June 1, 2020. Bateman replaces J. Stan Cook, who will be reducing his workload and responsibilities for medical reasons. Cook will be assuming a role in the credit department focused on the Bank’s commercial real estate portfolio and will be responsible for credit oversight of construction lending, commercial real estate and real estate appraisals.

Bateman joined Colony Bank as Senior Vice President and Senior Credit Officer through the merger of Colony Bank and Calumet Bank in May 2019. Bateman served as President and Chief Executive Officer of Calumet Bank from 2012 until the merger, having joined Calumet Bank as Senior Vice President – Chief Lending Officer and one of the founding officers of Calumet Bank in 2007. Bateman’s banking experience spans nearly 25 years in various positions of increasing responsibility with banks throughout Georgia, including serving as Director of Risk Management – Builders Finance for RBC Centura, Senior Vice President and Senior Credit Officer – Community Banking for Flag Bank and beginning his career as Credit Manager – Factoring Department at SunTrust Bank. Bateman is a past board member of the Community Bankers Association and the Community Bankers Committee of the Georgia Bankers Association. Additionally, he has held past positions on the board of the Troup/Chambers County Habitat for Humanity serving as both Treasurer and Chairman and has served on the West Georgia Medical Center Foundation committee.

Commenting on the announcement, Heath Fountain, President and Chief Executive Officer, said, “I’ve known Lenny professionally for well over a decade, and I am excited to be able to promote him to this role. He has a strong credit background, and his leadership experience brings a great deal to our executive management team. This past year has given the executive team time to work with Lenny, and we know he will be a great fit on our team.

“We would also like to thank Stan for his many contributions to Colony since joining the company in 2012. Stan’s work on streamlining operations helped build the foundation for our future growth, and we look forward to his continuing contributions to the Bank in his new role.”

Also commenting on the announcement, J. Stan Cook said, “It has been a privilege to work with Lenny over the past year to ensure a smooth transition, and I look forward to continuing my work with Colony in my new position. I am sure Lenny will find working with our dedicated team of bankers and our customers to be as rewarding as it was for me.”

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 33 locations throughout Georgia. The Homebuilder Finance Division helps the local construction industry with building and construction loans, and the Small Business Specialty Lending Division assists small businesses with government guaranteed loans. The Bank also helps its customers achieve their goal of home ownership through Colony Bank Mortgage. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colonybank.com. You can also follow the Company on Facebook or on Twitter @colony_bank.

Forward-Looking Statements

This news release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, including statements related to the leadership of the Company or the future performance of the Company. Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are no guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. You should not place undue reliance on such forward-looking statements. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances occurring after the issuance of this press release.

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